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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF CORRECTION
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            ALLEGIANCE TELECOM, INC.

                                     * * * *
          Adopted in accordance with the provisions of '103 (f) of the
                General Corporation Law of the State of Delaware
                                     * * * *

         Mark B. Tresnowski, being the Secretary of Allegiance Telecom, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST: The name of the corporation is Allegiance Telecom, Inc.

         SECOND: The Amended and Restated Certificate of Incorporation of the Corporation which was filed with the Secretary of State of Delaware on July 2, 1998 inadvertently deleted provisions from Part C of ARTICLE IV of the Corporation=s Certificate of Incorporation.

         THIRD: ARTICLE IV of the Amended and Restated Certificate of Incorporation is hereby corrected to add at the end of Part C thereof, the following:

          "(4) Notwithstanding any provision herein to the contrary, in connection with an acquisition of Common Stock as to which the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the AHSR Act") is applicable, until such time as the applicable waiting period (and extensions thereof) under the HSR Act relating to any holder making such acquisition have expired or otherwise terminated, such holder shall have no right to vote the Common Stock (except for votes concerning proposed amendments or waivers to this Certificate of Incorporation).@

         IN WITNESS WHEREOF, the undersigned, being the Secretary hereinabove named, for the purpose of correcting the Amended and Restated Certificate of
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Incorporation of the Corporation pursuant to the General Corporation Law of the
State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Correction to Amended and Restated Certificate of Incorporation this 1st day of February, 1999.

                                         Allegiance Telecom, Inc.,
                                           a Delaware corporation


                                         By:  /s/ Mark B. Tresnowski
                                            -------------------------------
                                              Mark B. Tresnowski
                                              Secretary


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